Exhibit 10.5.1

                            Tredegar Industries, Inc.

                                  Amendment to
                        1989 Incentive Stock Option Plan
                          (Effective November 19, 1997)


1. Article VII, Section 7.02 Nontransferability shall be amended by deleting the word "Any" at the beginning of the first sentence of
         Section 7.02 and inserting in its place the phrase "Except as provided in Section 7.04, any".

2.       The following shall be added as a new Section 7.04 to Article VII:

                           7.04 Transferable Options. Section 7.02 to the contrary notwithstanding, if the applicable Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that such Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence, the Committee may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3, as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant, and may not subsequently transfer the Option, except by will or the laws of descent and distribution. In the event of a transfer pursuant to this section, the Option and any
                  Corresponding   SAR  that  relates  to  such  Option  must  be
                  transferred to the same person or persons or entity or entities.

3. Article XII hereby is amended by deleting it in its entirety and substituting therefor the following language:

                                   ARTICLE XII

                                    AMENDMENT

                           The Board may terminate  this Plan from time to time.
                  The Committee may amend this Plan from time to time; provided, however, that the approval of the Board shall be required to amend Section 4.01 or Article V or VI hereof; and provided, further, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, or the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option, SAR or Incentive Award outstanding at the time such amendment is made.